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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Analysts International Corporation on Form S-8 of our reports dated March 5, 2004 (which reports express an unqualified opinion and include an explanatory paragraph relating to the change in the method of accounting for goodwill and certain intangibles in 2002), appearing in the Annual Report on Form 10-K of Analysts International Corporation for the year ended January 3, 2004.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 30, 2004

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  Exhibit 23.2